UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2020

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
1.750% Senior Notes due 2021	K 21	New York Stock Exchange
0.800% Senior Notes due 2022	K 22A	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2020, the Board of Directors (the "Board") of Kellogg Company (the “Company”) made compensation determinations with respect to the Company’s named executive officers, and the Compensation and Talent Management Committee of the Board adopted the 2020-2022 Executive Performance Plan, each as set forth below.

2020-2022 Executive Performance Plan. The Compensation and Talent Management Committee of the Board approved the 2020-2022 Executive Performance Plan (“2020-2022 EPP”) under which certain senior executives would be eligible to receive a portion of their long-term incentives in the form of performance shares based on the achievement of organic net sales growth and aggregate operating cash flow. Awards are paid in shares at the end of the performance period, except for amounts withheld by the Company for statutory withholding requirements. In addition, the independent members of the Board granted 2020-2022 EPP target awards of 73,270 shares for Steve Cahillane; 17,630 shares for Amit Banati; 15,950 shares for Gary Pilnick; 20,150 shares for Chris Hood; and 10,690 shares for Alistair Hirst. Participants in the 2020-2022 EPP have the opportunity to earn between 0% and 200% of their EPP target. Dividend equivalents accrue and vest in accordance with the underlying EPP award. A copy of the 2020-2022 EPP is attached as Exhibit 10.1 and is incorporated in its entirety into this Item.

RSU Grants. The independent members of the Board approved the following grants of restricted stock units (“RSUs”) to named executive officers of the Company: 8,820 for Mr. Banati; 7,980 RSUs for Mr. Pilnick; 10,080 RSUs for Mr. Hood; and 5,350 RSUs for Mr. Hirst. Awards are paid in shares when vesting requirements are met, except for amounts withheld by the Company for statutory withholding requirements. Dividend equivalents accrue and vest in accordance with the underlying RSU award. Under the terms of the grants, the RSUs vest on the third anniversary of the grant date. A copy of the form of RSU terms and conditions for the grants is attached as Exhibit 10.2 and is incorporated in its entirety into this Item.

Option Grants. The independent members of the Board approved the following grants of stock options to named executive officers of the Company: 244,280 options for Mr. Cahillane; 44,090 options for Mr. Banati; 39,890 options for Mr. Pilnick; 50,390 options for Mr. Hood; and 26,720 options for Mr. Hirst. The exercise price under these grants is $65.52 per share. Under the terms of the grants, the stock options vest in three equal annual installments from the anniversary of the grant date. A copy of the form of option terms and conditions for the grants is attached as Exhibit 10.3 and is incorporated in its entirety into this Item.

Executive Deferral Program. The Compensation and Talent Management Committee determined to eliminate the Company’s Executive Deferral Program, which currently requires senior executives to defer base salary above $950,000 into deferred stock units that are equivalent to the fair market value of the Company’s stock. The Program will terminate at the end of fiscal year 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 2020-2022 Executive Performance Plan
Exhibit 10.2 Form of Restricted Stock Unit Terms and Conditions
Exhibit 10.3 Form of Option Terms and Conditions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: February 25, 2020	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Vice Chairman